UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)                  September 27, 2005

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 27, 2005, Semtech Corporation (the “Company”) announced that the employment of Jason L. Carlson, President and Chief Executive Officer, had terminated effective immediately by mutual agreement.

Effective September 27, 2005, John D. “Jack” Poe, Chairman of the Board of Directors (“Board”), will serve as acting Chief Executive Officer on an interim basis until a replacement has been identified and assumes the Chief Executive Officer role. On October 3, 2005 and on the recommendation of the Compensation Committee of the Board, the Board determined that Mr. Poe will be paid $50,000 per month for these services, with the amount subject to future review by the Compensation Committee.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 27, 2005, the Company announced that the employment of Mr. Carlson, President and Chief Executive Officer, had terminated effective immediately by mutual agreement. In addition, Mr. Carlson resigned as a member of the Board.

With respect to severance benefits, the Company entered into an agreement with Mr. Carlson when he joined the Company in 2002. The agreement, described in Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2005, generally provides that Mr. Carlson will receive base salary continuation and continuation of health insurance and other standard benefits for twenty-six weeks. The agreement also provides that these benefits are contingent upon signing of a non-compete agreement and full release of all claims and obligations. As negotiation of the definitive severance agreement with the covenant not to compete and release of claims is not yet complete, there can be no assurance that there will not be changes to Mr. Carlson's severance arrangement from that contemplated by the 2002 agreement.

Effective September 27, 2005, Mr. Poe, Chairman of the Board, will serve as acting Chief Executive Officer on an interim basis until a replacement has been identified and assumes the Chief Executive Officer role.

Mr. Poe will be paid $50,000 per month for these services, with the amount subject to future review by the Compensation Committee of the Board.

Mr. Poe, age 53, has been a Director of the Company since 1985 and has served as Chairman of the Board since March 1998. He was Chief Executive Officer of the Company from October 1985 to October 2003 and served as President of the Company from October 1985 until November 2002. He is the owner of Kirschbaum LLC, a private farming company.

There is no family relationship between Mr. Poe and any of the other directors or executive officers of the Company. Since the beginning of the fiscal year, there has not been any transaction and no there is no currently proposed transaction, or series of similar transactions, involving Mr. Poe, or deemed to involve Mr. Poe, of the type described in Item 404(a) of SEC Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	October 3, 2005	SEMTECH CORPORATION

By: /s/ David G. Franz
David G. Franz.
Chief Financial Officer